CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Independent Auditors" and "Financial Statements" and to the use of our reports dated March 30, 2001, with respect to the statutory-basis financial statements of Western-Southern Life Assurance Company, and April 3, 2001, with respect to the financial statements of Western-Southern Life Assurance Company Separate Account 2, in Post-effective Amendment No. 11 (Form N-4 No. 033-79906) and Post-effective Amendment No. 12 (Form N-4 No. 811-08550) to the Registration Statements and related Statement of Additional Information of Western-Southern Life Assurance Company Separate Account 2, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


Cincinnati, Ohio
April 25, 2001